Exhibit 99.1


            Citrix Reports Second Quarter Earnings Results

    FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--July 26, 2005--Citrix
Systems, Inc. (Nasdaq:CTXS):


   --  Year-over-year Quarterly Revenue Growth of 18%;
   -- Diluted Earnings Per Share of $0.16, Including Tax Impact of American Jobs Creation Act;
   -- Adjusted Diluted Earnings Per Share of $0.27, an Increase of 35% Over Comparable Period Last Year

    Citrix Systems, Inc. (Nasdaq:CTXS), the global leader in access infrastructure solutions, today reported financial results for its second quarter of fiscal 2005 ended June 30, 2005.


                           FINANCIAL RESULTS

    GAAP Results

    In the second quarter of fiscal 2005, Citrix achieved revenue of $211.2 million, compared to $178.3 million in the second quarter of fiscal 2004, representing 18 percent revenue growth.
    Net income for the second quarter of fiscal 2005 was $27.9 million, or $0.16 per diluted share - which included a net tax provision of approximately $16 million recorded in anticipation of repatriating certain foreign earnings pursuant to the American Jobs Creation Act of 2004 (AJCA) - compared to net income of $31.5 million, or $0.18 per diluted share, for the second quarter of fiscal 2004.

    Non-GAAP Results

    Net income, adjusted to exclude the effects of amortization of intangible assets, amortization of deferred stock-based compensation, and the above mentioned net tax provision, was $47.8 million for the second quarter of fiscal 2005, or $0.27 per diluted share, compared to $35.4 million, or $0.20 per diluted share, in the comparable period last year.
    "Our second quarter results were excellent," said Mark Templeton, president and chief executive officer for Citrix.
    "We're showing continued momentum in our business with strong top line and adjusted earnings growth, and another quarter of very solid cash flow. Our business continued its product license and license update growth while we built revenue streams from new products - with strong performances from Citrix GoToMeeting and Citrix Access Gateway. The traction in our new products makes us confident in our strategic moves into adjacent access infrastructure markets.
    "Our second quarter release of Access Suite 4.0 is getting partners and customers excited, giving them compelling reasons for adopting, expanding, or standardizing on Citrix.
    "We kicked off the third quarter by launching Access Essentials, our new product designed to bring secure, remote access to small businesses, and by winning our second 'Global ISV of the Year Award' from Microsoft.
    "We head into the second half of the year executing well on our strategy, and we look forward to the closing of the NetScaler transaction to further enhance our market leadership and the competitiveness of the Citrix Access Platform."


Q2 Financial Summary

   In reviewing the second quarter results of 2005:

   -- The Americas region grew revenue 10 percent; the EMEA region grew 14 percent, and the Pacific region grew 12 percent, compared to the second quarter of 2004.
   -- Product license revenue increased 5 percent, compared to the second quarter of 2004.
   -- Revenue from license updates grew 20 percent, compared to the second quarter of 2004.
   -- Services revenue, which is comprised of consulting, education and technical support, excluding Citrix Online, grew 14 percent, compared to the second quarter of 2004.
   -- Citrix Online contributed $23.8 million of revenue, up 128 percent year over year on a GAAP basis and 77 percent when considering purchase accounting adjustments.
   -- Deferred revenue totaled $243 million, compared to $194 million in the second quarter of 2004.
   -- Cash flow from operations was approximately $65 million, compared to $45 million in the second quarter of 2004. This brings total trailing twelve months cash flow to over $280 million.


    Financial Outlook

    Citrix management offers the following guidance for the third quarter of 2005. This guidance includes the anticipated contribution of the NetScaler acquisition, which is expected to close in the middle of the third quarter of 2005.


   -- Net revenue is expected to be in the range of $215 million to $222 million.
   -- Total adjusted operating expenses are expected to increase 5 percent to 7 percent sequentially.
   -- GAAP diluted earnings per share is expected to be in the range of $0.17 to $0.18, and diluted earnings per share adjusted to exclude the effects of amortization of intangible assets, amortization of deferred stock-based compensation, and the write down of in-process research and development is expected to be in the range of $0.24 to $0.25.

    The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

    Financial Outlook for Fiscal Year 2005

    Citrix management offers the following guidance, which includes the impact of the NetScaler acquisition, for the fiscal year 2005.
    The company expects net revenue to be in the range of $865 million to $880 million. The company expects GAAP diluted earnings per share to be in the range of $0.78 to $0.81, and adjusted diluted earnings per share to be in the range of $1.02 to $1.05. Adjusted diluted earnings per share excludes the effects of amortization of intangible assets, amortization of deferred stock-based compensation and the write down of in-process research and development, and the tax estimated tax provision related to the repatriation of foreign earnings under the AJCA.
    The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.


Company, Product and Alliance Highlights

   During the second quarter 2005, Citrix:

   -- Launched the Citrix Access Suite(TM) 4.0 offering more than 50 new features and a new universal SSL VPN appliance for unprecedented business performance, flexibility, and compliance. During the quarter the company also shipped new versions of the flagship Citrix Presentation Server(TM) 4.0, Citrix Password Manager(TM) 4.0 and the Citrix Access Gateway(TM) 4.0, a universal SSL VPN solution for both data and voice applications from the recently acquired Gateways division.

   -- Announced the acquisition of NetScaler, which will further expand the Citrix access platform and provide a range of application networking solutions that speed up applications by five times or more, and opens a new market for Citrix in providing products that optimize Web applications.

   -- Unveiled a new co-branded service with British Telecom to provide BT's Business Broadband customers with fast, easy and secure remote access to their home or office desktop PCs. The service, BT Remote Access Pack, is powered by Citrix(R) GoToMyPC(R) and targets the millions of UK residents who spend part of their time teleworking from home.

   -- Received four top awards for product excellence for its Citrix GoToMyPC remote desktop access service. The awards, including PC World 2005 World Class Award, PC Magazine Editors' Choice, the SIIA Codie Award for Best Mobile Product or Service, and MobilePC magazine's Mobile Choice Award, bring total awards for excellence to 11 over a 12-month period.


    Customer Highlights

    Citrix closed several large customer sales during the quarter, including Amadeus, BigBand Networks, Central DuPage Hospital, Hamilton Health Sciences, and Postini.
    Amadeus is a leading global distribution system (GDS) and technology provider serving the marketing, sales and distribution needs of the travel and tourism industries in over 210 worldwide markets. Amadeus turned to Citrix Online for help defining its support organization's access strategy, designed to improve customer service without adding costs or additional support resources. Citrix(R) GoToAssist(TM) allows Amadeus to meet its customer service objectives by enabling more than 100 National Marketing Companies (NMCs) to provide on-demand support to travel agencies and airline offices around the globe.
    BigBand Networks, a leading provider of platforms for broadband multimedia services, has licensed 100 Citrix(R) GoToMeeting(TM) seats, adding real-time collaboration capabilities to manage its growing, global base of customers and its globally distributed organization. With deployments on four continents providing live services to more than 20 million digital television and broadband Internet subscribers, BigBand Networks relies on GoToMeeting to facilitate a strong presence in their multi-national markets while continuing to build a seamless and integrated organization.
    For more than 40 years Central DuPage Hospital has been the leader in providing outstanding healthcare services to people who live and work in Chicago's western suburbs. Recognizing the advantages of deploying an Access Platform, the hospital chose the Citrix Access Suite for IT centralization, employee cost control and PC maintenance.
    Hamilton Health Sciences, one of Canada's largest multi-site teaching hospitals, selected the Citrix Access Platform for centralized application access and Citrix SmoothRoaming(TM) capabilities for its staff. With 3,500 seats of Citrix Presentation Server 3.0, the hospital has lowered its desktop costs and simplified application management for business-critical software such as Microsoft, Meditech and Peoplesoft. Once the roll-out is complete, 80 percent of all employees will use Citrix day-to-day for secure application access anytime, anywhere.
    Postini, the leading provider of e-mail security and management solutions, selected the Citrix Access Gateway to improve its VPN solution for secure remote access. Each week the company processes more than three billion e-mail messages for more than 5,000 companies around the globe - all while relying on a staff that works around the clock. The Access Gateway's self-installing client reduced support costs and provides an extra layer of security against threats by hiding the IP addresses of the remote network. The benefits of the Citrix Access Gateway have translated into better customer support and increased customer satisfaction.

    Conference Call Information

    Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights, and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.
    The conference call may also be accessed by dialing: (706) 634-0155 or (888) 799-0519 using passcode: CITRIX. A replay of the webcast can be viewed by visiting the Investor Relations section of the Citrix corporate Web site at http://www.citrix.com/investors for approximately thirty days. In addition, an audio replay of the conference call will be available through July 29, 2005, by dialing
(800) 642-1687 or (706) 645-9291 (passcode required: 7442650).

    About Citrix

    Citrix Systems, Inc. (Nasdaq:CTXS) is the global leader in access infrastructure and the most trusted name in secure access. More than 160,000 organizations around the world use the Citrix Access Platform to provide secure, well-managed access to business information wherever it lives - on demand. Citrix customers include 100% of the Fortune 100 companies, 99% of the Fortune 500 and 97% of the Fortune Global 500, as well as hundreds of thousands of smaller businesses and individuals. Based in Fort Lauderdale, Florida, Citrix has offices in 22 countries and approximately 6,200 channel and alliance partners in more than 100 countries. For more information visit http://www.citrix.com.

    For Citrix Investors

    This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by management, the statements contained in Financial Outlook, and in the reconciliation of non-GAAP financial measures to comparable U.S. GAAP measures concerning management's forecast of revenues and earnings per share, statements regarding the NetScaler acquisition, statements regarding existing and new products and services, and management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the success of the company's product lines; the company's product concentration and its ability to develop and commercialize new products and services; the possibility that acquisitions announced by the company will not close; that the closing of any announced acquisitions may be delayed; the success of investments in foreign operations and vertical and geographic markets; the company's ability to successfully integrate the operations and employees of acquired companies, and the possible failure to achieve anticipated revenues and profits from acquisitions; the company's ability to maintain and expand its core business in large enterprise accounts; the company's ability to attract and retain small sized customers; the size, timing and recognition of revenue from significant orders; the effect of new accounting pronouncements on revenue and expense recognition; the company's reliance on and the success of the company's independent distributors and resellers for the marketing and distribution of the company's products and the success of the company's marketing and licensing programs, including the Advisor Rewards program; increased competition; changes in the company's pricing policies or those of its competitors; management of operations and operating expenses; charges in the event of the impairment of assets acquired through business combinations and licenses; the management of anticipated future growth and the recruitment and retention of qualified employees; competition and other risks associated with the market for our Web-based access, training and customer assistance products; as well as risks of downturns in economic conditions generally; political and social turmoil; and the uncertainty in the IT spending environment; and other risks detailed in the company's filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

    Use of Non-GAAP Financial Measures

    In our earnings release, conference call, slide presentation or webcast, we may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release after the condensed consolidated financial statement and can be found on the Investor Relations page of the Citrix corporate Web site at http://www.citrix.com/investors.

    Citrix(R), Citrix Presentation Server(TM), Citrix Password Manager(TM), Citrix Access Gateway(TM), Citrix Access Suite(TM), Citrix SmoothRoaming(TM) and Citrix Access Essentials(TM) are registered trademarks or trademarks of Citrix Systems, Inc. in the U.S. and other countries. Citrix(R) GoToMyPC(R), Citrix(R) GoToAssist(TM) and Citrix(R) GoToMeeting(TM) are trademarks or registered trademarks of Citrix Online, LLC, in the United States and other countries. All other trademarks and registered trademarks are property of their respective owners.


                         CITRIX SYSTEMS, INC.

              Condensed Consolidated Statements of Income
           (In thousands, except per share data - unaudited)


                               Three Months Ended  Six Months Ended
                                    June 30,           June 30,
                                 2005     2004      2005      2004
                               --------- -------- --------- ---------
Revenues:
     Product licenses           $91,980  $87,716  $182,042  $175,142
     License updates             80,455   66,981   157,630   125,878
     Services                    38,794   23,605    73,447    38,592
                               --------- -------- --------- ---------
            Total net revenues  211,229  178,302   413,119   339,612

Cost of revenues:
   Cost of product license
    revenues                      2,277      756     3,645     2,169
   Cost of services revenues      5,395    4,169     9,910     6,992
   Amortization of core and
    product technology            3,693    3,598     7,011     6,632
                               --------- -------- --------- ---------
            Total cost of
             revenues            11,365    8,523    20,566    15,793

Gross margin                    199,864  169,779   392,553   323,819

Operating expenses:
     Research and development    26,402   22,173    51,467    41,211
     Sales, marketing and
      support                    92,035   80,804   186,429   154,932
     General and
      administrative             30,056   27,837    57,364    52,588
     Amortization of other
      intangible assets           2,214    1,873     4,391     2,599
     Amortization of deferred
      stock-based compensation       94        -       197         -
     In-process research and
      development                     -        -         -    18,700
                               --------- -------- --------- ---------
            Total operating
             expenses           150,801  132,687   299,848   270,030
                               --------- -------- --------- ---------
Income from operations           49,063   37,092    92,705    53,789
Write-off of deferred debt
 issuance costs                       -        -         -    (7,219)
Other income, net                 4,983    2,749    10,071     5,075
                               --------- -------- --------- ---------
Income before income taxes       54,046   39,841   102,776    51,645

Income taxes                     26,160    8,366    36,330    10,845
                               --------- -------- --------- ---------
Net income                      $27,886  $31,475   $66,446   $40,800
                               ========= ======== ========= =========

Earnings per share - diluted      $0.16    $0.18     $0.38     $0.23
                               ========= ======== ========= =========
Weighted average shares
 outstanding - diluted          175,146  176,273   175,541   174,428
                               ========= ======== ========= =========
Adjusted net income             $47,753  $35,433   $89,819   $68,204
                               ========= ======== ========= =========
Adjusted earnings per share -
 diluted                          $0.27    $0.20     $0.51     $0.39
                               ========= ======== ========= =========


Note: See accompanying reconciliation of non-GAAP financial measures to comparable U.S. GAAP measures (unaudited).




                         CITRIX SYSTEMS, INC.

                 Condensed Consolidated Balance Sheets
                      (In thousands - unaudited)


                                              June 30,   December 31,
                                                 2005        2004
                                             ----------- ------------
ASSETS:
Cash and cash equivalents                      $207,673      $73,485
Short-term investments                          183,278      159,656
Accounts receivable, net                         98,861      108,399
Other current assets                             75,643       85,040
                                             ----------- ------------
     Total current assets                       565,455      426,580

Restricted cash equivalents and investments     145,639      149,051
Long-term investments                           148,265      183,974
Property and equipment, net                      69,389       69,281
Goodwill and other intangible assets, net       439,153      448,624
Other long-term assets                           15,834        8,574
                                             ----------- ------------
     Total assets                            $1,383,735   $1,286,084
                                             =========== ============

LIABILITIES AND
STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses          $150,120     $131,287
Current portion of deferred revenues            227,690      210,872
                                             ----------- ------------
     Total current liabilities                  377,810      342,159

Long-term portion of deferred revenues           14,981       14,271
Other liabilities                                 1,677        4,749

Stockholders' equity                            989,267      924,905
                                             ----------- ------------
     Total liabilities and stockholders'
      equity                                 $1,383,735   $1,286,084
                                             =========== ============




                         CITRIX SYSTEMS, INC.

            Condensed Consolidated Statement of Cash Flows
                      (In thousands - unaudited)


                                                     Six Months Ended
                                                       June 30, 2005
                                                     -----------------
OPERATING ACTIVITIES
Net Income                                                    $66,446
Adjustments to reconcile net income to net cash
 provided by operating activities:
   Amortization and depreciation                               21,630
   Amortization of deferred stock-based compensation              197
   Provision for accounts receivable allowances                 2,507
   Tax benefit related to the exercise of
    non-statutory stock options and disqualifying
    dispositions of incentive stock options                    13,868
   Other non-cash items                                           158
                                                     -----------------
            Total adjustments to reconcile net income
             to net cash provided by operating
             activities                                        38,360
   Changes in operating assets and liabilities:
        Accounts receivable                                     7,031
        Prepaid expenses and other current assets                 (89)
        Other assets                                             (162)
        Deferred tax assets, net                               (3,471)
        Accounts payable and accrued expenses                  15,786
        Deferred revenues                                      17,528
        Other liabilities                                      (2,927)
                                                     -----------------
Total changes in operating assets and liabilities              33,696
                                                     -----------------
Net cash provided by operating activities                     138,502

INVESTING ACTIVITIES
Net proceeds from sales, maturities and purchases of
 available-for-sale investments                                12,991
Purchases of property and equipment                           (12,040)
                                                     -----------------
Net cash provided by investing activities                         951

FINANCING ACTIVITIES
Proceeds from issuance of common stock                         36,316
Cash paid under stock repurchase programs                     (41,581)
                                                     -----------------
Net cash used in financing activities                          (5,265)
                                                     -----------------
Change in cash and cash equivalents                           134,188
Cash and cash equivalents at beginning of period               73,485
                                                     -----------------
Cash and cash equivalents at end of period                   $207,673
                                                     =================



   Reconciliation of Non-GAAP Financial Measures to Comparable U.S.
                             GAAP Measures

                              (Unaudited)

    We utilize certain non-GAAP financial measures to evaluate our performance. We consider these measures important indicators of our success. In addition, Citrix provides these non-GAAP measures of the company's performance to investors to enable them to, among other things, better compare Citrix's most recent results of operations against financial models prepared by the company's investors and securities analysts, and to provide additional information concerning the impact of business acquisitions on Citrix's results of operations. These measures should not be considered an alternative to measurements required by accounting principles generally accepted in the United States ("GAAP") such as net income and earnings per share and should not be considered measures of our liquidity. In addition, our non-GAAP financial measures may not be comparable to similar measures reported by other companies.
    The following tables reconcile non-GAAP financial measures used in this release to the most comparable GAAP measure for the respective periods (in thousands, except for per share information and percentages):


                         CITRIX SYSTEMS, INC.

     RECONCILIATION OF CONDENSED CONSOLIDATED STATEMENTS OF INCOME
      TO THE NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF INCOME
           (In thousands, except per share data - unaudited)


                     Three Months Ended          Three Months Ended
                         June 30, 2005               June 30, 2004
                ----------------------------- ------------------------
                 GAAP    Adjust-   Non-GAAP   GAAP   Adjust-  Non-GAAP
                         ments                       ments
                -------- ----------- -------- -------- -------- ------
Revenues:
 Product
  licenses       $91,980        -     $91,980 $87,716      -   $87,716
 License
  updates         80,455        -      80,455  66,981      -    66,981
 Services         38,794        -      38,794  23,605      -    23,605
                --------  -------    -------- -------  -----  --------
  Total net
   revenues      211,229        -     211,229 178,302      -   178,302

Cost of revenues:
 Cost of
  product
  license
  revenues         2,277        -       2,277     756      -       756
 Cost of
  services
  revenues         5,395        -       5,395   4,169      -     4,169
 Amortization
  of core and
  product
  technology       3,693 (3,693) A          -   3,598 (3,598) A      -
              -------- ----------- -------- -------- -------- --------
  Total
   cost of
   revenues       11,365   (3,693)      7,672   8,523 (3,598)    4,925

Gross margin     199,864    3,693     203,557 169,779  3,598   173,377

Operating expenses:
  Research
   and
   development    26,402        -      26,402  22,173      -    22,173
  Sales,
   marketing
   and support    92,035        -      92,035  80,804      -    80,804
  General
   and
   admin-
   istrative      30,056        -      30,056  27,837      -    27,837
  Amortization
   of other
   intangible
   assets         2,214  (2,214) A          -   1,873 (1,873) A      -
  Amortization
   of deferred
   stock-based
   compensation      94     (94) B          -       -      -         -
   In-process
    research
    and
    development        -        -           -       -      -         -
                -------- ----------- -------- -------- -------- ------
  Total
   operating
   expenses      150,801   (2,308)    148,493 132,687 (1,873)  130,814
                -------- ----------- -------- -------- -------- ------
Income from
 operations       49,063    6,001      55,064  37,092  5,471    42,563
Other income,
 net               4,983        -       4,983   2,749      -     2,749
                -------- ----------- -------- -------- -------- ------
Income before
 income taxes     54,046    6,001      60,047  39,841  5,471    45,312

Income taxes      26,160 (13,866) C    12,294   8,366  1,513 A   9,879
                -------- ----------- -------- -------- -------- ------
Net Income       $27,886  $19,867     $47,753 $31,475 $3,958   $35,433
                ======== =========== ======== ======== ======== ======

Earnings per
 common share -
 diluted           $0.16    $0.11       $0.27   $0.18  $0.02     $0.20
                ======== =========== ======== ======== ======== ======
Weighted
 average
 shares
 outstanding -
 diluted         175,146              175,146 176,273          176,273
                ======== =========== ======== ======== ======== ======

A - To exclude the non-cash effects of the amortization of core and product technology and other intangible assets primarily related to business combinations.
B - To exclude the effects of amortization of deferred stock-based compensation.
C - To exclude the tax effects of amortization of core and product technology and other intangible assets, the amortization of deferred stock-based compensation and the estimated tax provision related to the repatriation of foreign earnings under the AJCA.




                         CITRIX SYSTEMS, INC.

     RECONCILIATION OF CONDENSED CONSOLIDATED STATEMENTS OF INCOME
      TO THE NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF INCOME
           (In thousands, except per share data - unaudited)


                        Six Months Ended        Six Months Ended
                        June 30, 2005           June 30, 2004
                ----------------------------- ------------------------
                 GAAP    Adjust-   Non-GAAP   GAAP   Adjust-  Non-GAAP
                         ments                       ments
                -------- ----------- -------- -------- -------- ------
Revenues:
 Product
  licenses      $182,042        -   $182,042 $175,142      -  $175,142
 License
  updates        157,630        -    157,630  125,878      -   125,878
 Services         73,447        -     73,447   38,592      -    38,592
               --------- --------  --------- -------- ------ ---------
  Total net
   revenues      413,119        -    413,119  339,612      -   339,612

Cost of
 revenues:
 Cost of
  product
  license
  revenues         3,645        -      3,645    2,169      -     2,169
 Cost of
  services
  revenues         9,910        -      9,910    6,992      -     6,992
 Amorti-
  zation of
  core and
  product
  technology     7,011  (7,011) A          -    6,632 (6,632) A      -
               --------- --------  --------- -------- ------ ---------
 Total
  cost of
  revenues        20,566   (7,011)    13,555   15,793 (6,632)    9,161

Gross margin     392,553    7,011    399,564  323,819  6,632   330,451

Operating
 expenses:
  Research
   and
   develop-
   ment           51,467        -     51,467   41,211      -    41,211
  Sales,
   marketing
   and support   186,429        -    186,429  154,932      -   154,932
  General
   and
   admin-
   istrative      57,364        -     57,364   52,588      -    52,588
  Amortization
   of other
   intangible
   assets          4,391  (4,391) A        -    2,599 (2,599) A      -
  Amorti-
   zation of
   deferred
   stock-based
   compensation      197    (197) B        -        -      -         -
  In-process
   research
   and
   development         -        -          -   18,700 (18,700) C     -
               --------- --------  --------- -------- ------ ---------
  Total
   operating
   expenses      299,848   (4,588)   295,260  270,030 (21,299) 248,731
               --------- --------  --------- -------- ------ ---------
Income from
 operations       92,705   11,599    104,304   53,789 27,931    81,720
Write-off of
 deferred debt
 issuance costs        -        -          -   (7,219) 7,219 D       -
Other income,
 net              10,071        -     10,071    5,075      -     5,075
               --------- --------  --------- -------- ------ ---------
Income before
 income taxes    102,776   11,599    114,375   51,645 35,150    86,795

Income taxes      36,330  (11,774) E  24,556   10,845  7,746 F  18,591
               --------- --------  --------- -------- ------ ---------
Net Income       $66,446  $23,373    $89,819  $40,800 $27,404  $68,204
               ========= ======== ========== ======== =======  =======

Earnings per
 common share -
 diluted           $0.38    $0.13      $0.51    $0.23  $0.16     $0.39
               ========= ======== ========== ======== =======  =======
Weighted
 average shares
 outstanding -
 diluted         175,541             175,541  174,428          174,428
               ========= ======== ========== ======== =======  =======

A - To exclude the non-cash effects of the amortization of core and product technology and other intangible assets primarily related to business combinations.
B - To exclude the effects of amortization of deferred stock-based compensation.
C - To exclude the effects of the write-off of in-process research and development.
D - To exclude the effects of the write-off of deferred debt issuance costs due to the redemption of the company's convertible subordinated debentures.
E - To exclude the tax effects of amortization of core and product technology, the amortization of deferred stock-based compensation and the estimated tax provision related to the repatriation of foreign earnings under the AJCA.
F - To exclude the effects of amortization of core and product technology and other intangible assets and the write-offs of in-process research and development and deferred debt issuance costs.



                       Forward-looking Guidance
            for the Three Months Ended September 30, 2005
----------------------------------------------------------------------

                                               Earnings Per Share
                                                 Range - Diluted
                                           ---------------------------
             U.S. GAAP measure                   $0.17 to $0.18
  Adjustments to exclude the effects of
   amortization of intangible assets and
   amortization of deferred stock-based
   compensation and the write-off of in-
      process research and development               $0.07
                                           ---------------------------
             Adjusted figures                    $0.24 to $0.25
                                           ===========================



                                               Effective Tax Rate
             U.S. GAAP measure                     20% - 22%
  Adjustments to exclude the effects of
    amortization of intangible assets,
   amortization of deferred stock-based
   compensation and the write-off of in-
      process research and development                 1%
                                           --------------------------
             Adjusted figures                      21% - 23%
                                           ==========================



                      Forward-looking Guidance
               for Fiscal Year Ended December 31, 2005
---------------------------------------------------------------------


                                              Earnings Per Share
                                                Range - Diluted
                                          ---------------------------
             U.S. GAAP measure                  $0.78 to $0.81
   Adjustments to exclude the effects of
     amortization of intangible assets,
    amortization of deferred stock-based
     compensation, the write down of in-
   process research and development, and
      the tax provision related to the
      repatriation of foreign earnings
             related to the AJCA                    $0.24
                                          ---------------------------
              Adjusted figures                  $1.02 to $1.05
                                          ===========================



    CONTACT: Citrix Systems, Inc., Fort Lauderdale
             Media Inquiries:
             Eric Armstrong, 954-267-2977
             eric.armstrong@citrix.com
             or
             A&R Partners
             Eric Jones, 212-905-6154
             ejones@arpartners.com
             or
             Investor Inquiries:
             Jeff Lilly, 954-267-2886
             jeff.lilly@citrix.com